Exhibit 99.1

REAL INDUSTRY ANNOUNCES TERMINATION OF

AT-THE-MARKET EQUITY OFFERING PROGRAM

SHERMAN OAKS, Calif., July 9, 2015 – Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today announced the termination of its “at-the-market” equity offering program (“ATM Facility”). The Company elected to terminate the ATM Facility as a result of its increased activity in the M&A marketplace, and to limit uncertainty for its stockholders during this period of global market volatility.

Although the Company initiated the 10-day termination process of the ATM Facility with Cantor Fitzgerald, with the official termination to take effect July 19, 2015, the Company will make no further sales of shares under the ATM Facility. Upon the announcement of the initiation of the ATM Facility’s termination process, the Company had sold 709,900 shares raising approximately $8.2 million in gross proceeds.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and federal net operating loss tax carry-forwards of more than $900 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

ATM Facility Details

The Company filed a registration statement (including a base prospectus, a post-effective amendment to the base prospectus and a related prospectus supplement, collectively, the “Prospectus”) with the Securities and Exchange Commission (“SEC”) for the offering of the shares of common stock under the ATM Facility described in this press release, which registration statement the SEC declared effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of the Company’s common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the expansion and business strategies; anticipated growth or M&A opportunities; the amount of capital-raising necessary to achieve those strategies; utilization of federal net operating loss tax carryforwards; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks,

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uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; the Company’s ability to successfully rebrand itself with a new name; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense, indemnity, and contribution claims; the Company’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company’s SEC filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com